UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2012

Denmark Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-21554	39-1472124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 East Main Street

PO Box 130

Denmark, WI 54208-0130

(Address of principal executive offices)(Zip Code)

920-863-2161

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Company enters into employment agreements and long term incentive plans with officers.

Effective on May 9, 2012, the Board of Directors of Denmark State Bank ("DSB") entered into employment agreements (the "Agreements") with Jill S. Feiler, President of DSB, and Dennis J. Heim, CFO and Sr. Vice President of DSB. DSB is the wholly-owned subsidiary bank of Denmark Bancshares, Inc.

Pursuant to the Agreements, Ms. Feiler shall be employed as President of DSB through May 8, 2014. During the term of her Agreement, Ms. Feiler is entitled to an annual base salary equal to not less than $165,473 per year. Ms. Feiler shall also be eligible to participate in DSB's annual and long-term incentive compensation plans in accordance with the provisions of those plans, as in effect from time to time. Mr. Heim shall be employed as CFO of DSB through May 8, 2014. During the term of his Agreement, Mr. Heim is entitled to an annual base salary equal to not less than $163,072 per year. Mr. Heim shall also be eligible to participate in DSB's annual and long-term incentive compensation plans in accordance with the provisions of those plans, as in effect from time to time.

Also pursuant to the Agreements, Ms. Feiler and Mr. Heim are restricted from using any of DSB's "Confidential Information" (defined in the Agreement) and from directly or indirectly soliciting any customer of DSB during the term of their employment with DSB and for a period of 2 years thereafter, as well as from soliciting, recruiting or offering employment to any of DSB's then current employees during the term of their employment with DSB and for a period of 2 years thereafter.

Also pursuant to this agreement, Ms. Feiler and Mr. Heim are entitled to a sum equal to 200% of their then current base annual salary in the event that either terminates their employment upon the occurrence of certain conditions following a Change in Control (as defined in the agreement) of the registrant or DSB.

Copies of the Agreements are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

On May 9, 2012, the Board of Directors of DSB adopted an Executive Officer Incentive Plan effective as of January 1, 2012, (the "Plan"). Pursuant to the Plan, DSB may award eligible executive officers yearly incentive compensation based on DSB's performance and upon a pre-determined percent of the officer's base salary. Officers must participate in the Plan for a period of ten years, absent a change in control of the Bank (as defined in the Plan) and must retire from DSB (at age 62 or older) to be eligible to receive a payment from the Plan. DSB entered into Participation Agreements on May 9, 2012 with Ms. Feiler and Mr. Heim granting each of them participation in the plan.

A copy of the Plan and form of Participation Agreement are attached as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Jill S. Feiler, dated as of May 9, 2012
10.2	Employment Agreement with Dennis J. Heim, dated as of May 9, 2012
10.3	Executive Officer Incentive Plan
10.4	Form of Executive Officer Incentive Plan Participation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denmark Bancshares, Inc.
Date: May 10, 2012	/s/ Dennis J. Heim
Dennis J. Heim
Vice President and Treasurer,
Principal Financial and
Accounting Officer

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